SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 20, 2009

XSUNX, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

65 Enterprise, Aliso Viejo, CA 92656

(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  Corporate Governance and Management

Item 5.02 Election of Directors; Appointment of Principal Officers

Effective April 20, 2009, as part of an effort to broaden business development oversight and leverage management skill sets, the Company’s Board of Directors approved by unanimous consent the appointment and reorganization of executive  management as follows;

The Board appointed Mr. Joseph Grimes to the position of President. Mr. Grimes will continue to also serve as the Company’s Chief Operating Officer (COO), duties he has performed since April 2006, and as a Director, duties he has performed since August 1, 2008. As COO and President Mr. Grimes is assuming increased responsibility and control related to helping to define the Company’s strategies while continuing to execute XsunX business development objectives including the management and implementation of the Company’s planned thin film solar module manufacturing facilities. Mr. Grimes is 52 years old.

The Board appointed Mr. Tom M. Djokovich as Secretary of the corporation. Mr. Djokovich will continue to also serve as the Company’s Chief Executive Officer (CEO), duties he has performed since October 2003, and as a Director, duties he has performed since October 2003. Mr. Djokovich will focus on strategic oversight of the day to day operations, securities compliance, and the Company’s capital formation efforts. Mr. Djokovich previously held the position of President. Mr. Djokovich is 52 years old.

The Board appointed Mr. Robert G. Wendt to the position of Chief Technology Officer (CTO). Mr. Wendt previously served the Company as Vice President of Engineering since January 2007. As CTO Mr. Wendt is assuming responsibility for the oversight of thin film technology development, product design, and technology commercialization efforts of the Company. Mr. Wendt is 46 years old.

Mr. Robert G. Wendt’s professional resume is as follows;

Prior to joining XsunX in 2007, Mr. Wendt was Vice President of Sales, Product Development, and Engineering at Global Solar Energy. While at Global Solar from 1996 to 2005, Mr. Wendt led and directed several areas including copper indium gallium dislelenide (CIGS) thin film solar technology development, equipment design and integration, facilities design and construction, engineering, production, and operations. Through his efforts at Global Solar Mr. Wendt gained direct commercial experience in the production of over several million square feet of marketable CIGS thin film solar product.

Prior to his efforts Global Solar, Mr. Wendt was at ITN Energy Systems, Inc. from 1995 to 1996 with responsibility for the development of thin-film deposition technologies, thin-film PV, and development of charge controller/battery systems for portable solar cell powered systems. Prior to joining ITN, Mr. Wendt spent eight years with Lockheed Marietta Astronautics, Denver Division. While in this position, Mr. Wendt was program manager/principal investigator on over 20 material-based programs. During 1994/1995, Mr. Wendt was the technical lead for thin-film PV research at the Denver division where under research efforts he worked side by side with leading researchers at the National Renewable Energy Laboratories (NREL) including Dr. Ingrid Repins, whom he shares an R&D 100 Award, and Dr. Miguel Contreras. Mr. Wendt holds a B.S. and M.S. in Metallurgical Engineering and Material Science from the Colorado School of Mines.

Item 8.01. Other Events.

On April 21, 2009, XsunX, Inc., a Colorado corporation (the “Company”) issued a press release announcing that it had implemented efforts to broaden business development oversight, and leverage management skill sets through the promotion and reorganization of Officers. A copy of the Press Release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit no description

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Press Release, dated April 21, 2009	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: April 20, 2009	By:	/s/ Tom Djokovich
Tom Djokovich, CEO/Secretary
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